    As filed with the Securities and Exchange Commission on October 1, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                        FORM S-4 REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                              IVI CHECKMATE CORP.
            (Exact name of registrant as specified in its charter)


       DELAWARE                                         58-2375201
(State of incorporation)                     (IRS Employer Identification No.)


                               1003 MANSELL ROAD
                            ROSWELL, GEORGIA  30076
              (Address of Principal Executive Offices) (ZiP Code)


     CHECKMATE ELECTRONICS, INC. 1988 EMPLOYEE INCENTIVE STOCK OPTION PLAN
              CHECKMATE ELECTRONICS, INC. 1993 STOCK OPTION PLAN
         CHECKMATE ELECTRONICS, INC. 1994 DIRECTOR'S STOCK OPTION PLAN
       CHECKMATE ELECTRONICS, INC. NON-INCENTIVE STOCK OPTION AGREEMENT
              INTERNATIONAL VERIFACT INC. 1997 STOCK OPTION PLAN
                           (Full title of the plan)

                              MR. JOHN J. NEUBERT
                              IVI CHECKMATE CORP.
                               1003 MANSELL ROAD
                             ROSWELL, GEORGIA 30076
                                 (770) 594-6000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:

      M. HILL JEFFRIES                                   MARK A. CONVERY
     ALSTON & BIRD LLP                                   MEIGHEN DEMERS
    ONE ATLANTIC CENTER                            MERRILL LYNCH CANADA TOWER
 1201 WEST PEACHTREE STREET                     200 KING STREET WEST, SUITE 1100
ATLANTA, GEORGIA  30309-3424                            TORONTO, ONTARIO
       (404) 881-7000                                    CANADA M5H 3T4
                                                         (416) 977-8400
                                --------------

                                --------------

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-4 on Form S-8 (the "Registration Statement") filed by IVI Checkmate Corp. (the "Company") relates to 2,183,900 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock") which were previously registered on the Company's Registration Statement on Form S-4, as amended (File No. 333-53629), and are being transferred to this Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

     (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to John J. Neubert, Corporate Secretary, at (770) 594-6000.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

     (i) The Company's proxy statement/prospectus dated May 26, 1998 which forms a part of the Company's Registration Statement on Form S-4, as amended (Registration No. 333-53629);

     (ii) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998;

     (iii) The Company's Current Report on Form 8-K filed on July 9, 1998; and

     (iv)  The Company's Current Report on Form 8-K filed on October 1, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.*

    5        Opinion of counsel of Registrant.

    23(a)    Consent of counsel (included in Exhibit 5).

    23(b)    Consent of Ernst & Young LLP.

    23(c)    Consent of Coopers & Lybrand.

    99(a) Registrant's Certificate of Incorporation, as amended, hereby incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 dated May 26, 1998 with Registration No. 333-53629.

    99(b) Registrant's Bylaws hereby incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 dated May 26, 1998 with Registration No. 333-53629.

    99(c) Checkmate Electronics, Inc. 1988 Employee Incentive Stock Option Plan hereby incorporated by referenced from Exhibit 10.8 to Checkmate's Registration Statement on Form S-1, No. 33-67048.

    99(d) Checkmate Electronics, Inc. 1993 Stock Option Plan hereby incorporated by referenced from Exhibit 10.9 to Checkmate's Registration Statement on Form S-1, No. 33-67048.

    99(e) Checkmate Electronics, Inc. 1994 Directors' Stock Option Plan hereby incorporated by referenced from Exhibit 10.19(c) to Checkmate's Annual Report on Form 10-K for the period ended December 31, 1993.

    99(f)  Checkmate Electronics, Inc. Non-Incentive Stock Option Agreement.

    99(g)  International Verifact Inc. 1997 Stock Option Plan.

--------------

* Exhibits are numbered in accordance with Item 601 of Regulation S-K.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not
     --------  -------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the foregoing provisions, or otherwise, the Registration has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant, IVI Checkmate Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia as of September 30, 1998.


                                       IVI CHECKMATE CORP.


                                       By: /s/ J. Stanford Spence
                                           ----------------------
                                           J. Stanford Spence
                                           Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on September 30, 1998.

      SIGNATURE                   TITLE
      ---------                   -----

/s/ J. Stanford Spence            Chairman of the Board
----------------------
J. Stanford Spence

                                  Vice Chairman of the Board
----------------------
George Whitton

/s/ L. Barry Thomson              President, Chief Executive
----------------------             Officer and Director
L. Barry Thomson

/s/ Gregory A. Lewis              Director
----------------------
Gregory A. Lewis

/s/ John J. Neubert               Executive Vice President and
----------------------             Chief Financial Officer
John J. Neubert

                                  Director
----------------------
Gerard Compain

/s/ Paul W. Noblett               Director
----------------------
Paul W. Noblett

/s/ Bertil D. Nordin              Director
----------------------
Bertil D. Nordin

                                  Director
----------------------
Gareth Owen

/s/ Peter E. Roode                Director
----------------------
Peter E. Roode

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------


                              EXHIBITS FILED WITH

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                        FORM S-4 REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                     UNDER

                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------


                              IVI CHECKMATE CORP.
                               1003 MANSELL ROAD
                             ROSWELL, GEORGIA 30076
                                 (770) 594-6000

                                 EXHIBIT INDEX


EXHIBIT NUMBER*                   DESCRIPTION
--------------                    -----------

      5                           Opinion of counsel to Registrant.

     23(b)                        Consent of Ernst & Young LLP.

     23(c)                        Consent of Coopers & Lybrand.

     99(f)                        Checkmate Electronics, Inc. Non-Incentive
                                  Stock Option Agreement.

     99(g)                        International Verifact Inc. 1997 Stock Option
                                  Plan.



--------------

* Exhibits are numbered in accordance with Item 601 of Regulation S-K.